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                                                                    Exhibit 23.2
                                                                    ------------

                                    NOVOGRADAC & COMPANY LLP


                         CONSENT OF INDEPENDENT AUDITORS

         We have issued our report, dated April 15, 2002 accompanying the financial statements of Capital Alliance Income Trust Ltd., A Real Estate Investment Trust, which was previously contained in Form 10-K filed with the Commission on April 16, 2002 and are incorporated by reference herein. We consent to the use the aforementioned report in the S-8 Registration Statement and Prospectus and to the use of our name as it appears therein.


                                                     NOVOGRADAC & COMPANY LLP

San Francisco, California
September 25, 2002